UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           May 20, 2011

Zanett, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Amended and Restated Note

On May 20, 2011, Zanett, Inc. (the “Company”) issued an amended and restated promissory note to Rockport Investments Ltd. (“Rockport”) in the principal amount of $588,168 and bearing interest at a rate of 1.5% per month (the “Amended and Restated Note”).  The Amended and Restated Note replaced and terminated the promissory note entered into between the Company and Rockport on May 25, 2010, as amended on August 25, 2010 and as further amended on October 20, 2010 (the “Original Note”).  The Amended and Restated Note increased the principal on the Original Note from $500,000 to $588,168 in order to capitalize the interest payable under the Original Note.

Interest payments on the Amended and Restated Note are due monthly beginning on June 7, 2011, and the principal balance of the Amended and Restated Note and accrued but unpaid interest is due and payable on February 1, 2014 (the “Maturity Date”).  Upon the occurrence of an “Event of Default” (as defined below), the entire principal amount of the Amended and Restated Note and any accrued but unpaid interest thereunder will become immediately due and payable.  An “Event of Default” means the occurrence of any of the following: (a) default in any payment by the Company under the Amended and Restated Note when due; (b) sale of all or substantially all of the Company’s assets, or any formal action in contemplation of the dissolution, liquidation or termination of the Company’s existence; (c) entry of a judgment in an amount in excess of $100,000 against the Company or attachment or seizure of or levy upon any material property of the Company; (d) acceleration of the maturity of any of the Company’s liabilities for borrowed money; or (e) institution of any proceedings by or against the Company under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or the Company’s making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for the Company or the Company’s property.

If the Company fails to pay any amounts due under the Amended and Restated Note on the Maturity Date, the Company must issue to Rockport 10,000 shares (as adjusted for stock splits, dividends or similar events) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for each calendar day that elapses after the Maturity Date until all amounts due and payable by the Company under the Amended and Restated Note are paid in full, subject to any limitations on the amount of Common Stock that may be issued without shareholder approval or otherwise under NASDAQ Listing Rule 5635(d) or any successor or similar rule.  Assuming the application of NASDAQ Listing Rule 5635(d), the maximum number of shares of Common Stock so issuable would equal 19.99% of the number of shares of Common Stock outstanding immediately prior to the issuance of the Amended and Restated Note, or 1,852,118 shares.

The Amended and Restated Note is unsecured and subordinated to the Company’s obligations to its senior lender, PNC Bank, National Association (“PNC”), under the Revolving Credit and Security Agreement by and among the Company, Zanett Commercial Solutions, Inc., a wholly-owned subsidiary of the Company, and PNC (the “Credit Agreement”).

Note Amendment

On May 20, 2011, the Company entered into a first amendment (the “Note Amendment”) to the 7.95% Convertible Subordinated Note issued by the Company to Rockport on March 31, 2010 in the principal amount of $7,131,983, convertible into Common Stock, bearing interest at 7.95% per annum, payable quarterly in arrears, with a maturity date of March 31, 2015 (the “Convertible Note”).  Under the Note Amendment, Rockport agreed to accept in lieu of payment of interest and penalties for the period from March 31, 2010 to and including March 31, 2011 under the Convertible Note, the New Rockport Note (as defined below), and that the Company’s obligations under the New Rockport Note supersede and terminate the Company’s obligations with respect to interest payments under the Convertible Note from March 31, 2010 to and including March 31, 2011.  With the exception of the capitalization of interest pursuant to the Note Amendment, the Convertible Note remains an outstanding obligation of the Company.

The Note Amendment is subordinated to the Company’s obligations to PNC under the Credit Agreement.

New Rockport Note

On May 20, 2011, the Company issued a promissory note to Rockport in the principal amount of $1,212,127.61 and bearing interest at a rate of 1.5% per month (the “New Rockport Note”).  The principal of the New Rockport Note consists of the aggregated interest and penalties in an amount of $647,127.61 due to Rockport under the Convertible Note and capitalized under the New Rockport Note, and $565,000 advanced to the Company to repay taxes, interest, and penalties due to the IRS in order to have a lien instituted by the IRS released following an audit of the Company’s tax return for the fiscal year ended December 31, 2007.

Interest payments on the New Rockport Note are due monthly beginning on June 7, 2011, and the principal balance of the New Rockport Note and accrued but unpaid interest is due and payable on February 1, 2014 (the “Maturity Date”).  Upon the occurrence of an “Event of Default” (as defined below), the entire principal amount of the New Rockport Note and any accrued but unpaid interest thereunder will become immediately due and payable.  An “Event of Default” means the occurrence of any of the following: (a) default in any payment by the Company under the New Rockport Note when due; (b) sale of all or substantially all of the Company’s assets, or any formal action in contemplation of the dissolution, liquidation or termination of the Company’s existence; (c) entry of a judgment in an amount in excess of $100,000 against the Company or attachment or seizure of or levy upon any material property of the Company; (d) acceleration of the maturity of any of the Company’s liabilities for borrowed money; or (e) institution of any proceedings by or against the Company under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or the Company’s making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for the Company or the Company’s property.

The New Rockport Note is subordinated to the Company’s obligations to PNC under the Credit Agreement.

Guazzoni Note

On May 31, 2011, Mr. Bruno Guazzoni, the uncle of the Company’s Chief Executive Officer Company and a holder of 26.2% of the Company’s Common Stock, issued a promissory note to the Company in the principal amount of $333,849 and bearing interest at a rate of 4.5% per year (the “Guazzoni Note”).  Mr. Guazzoni issued the Guazzoni Note to reimburse the Company for the payment of taxes on Mr. Guazzoni’s behalf following an audit of the Company’s 2007 fiscal year taxes by the IRS that resulted in the IRS determining that certain taxes should have been withheld from interest payments made to Mr. Guazzoni under IRS regulations.  As described above, the Company made payment to the IRS and the resulting tax lien was released.

The principal balance and accrued but unpaid interest on the Guazzoni Note is due and payable on January 24, 2010 (the “Maturity Date”).  Upon the occurrence of an “Event of Default” (as defined below), the entire principal amount of the Guazzoni Note and any accrued but unpaid interest thereunder will become immediately due and payable.  An “Event of Default” means the occurrence of any of the following: (a) default in any payment by Mr. Guazzoni under the Guazzoni Note when due; (b) the death of Mr. Guazzoni; (c) entry of a judgment in an amount in excess of $100,000 against Mr. Guazzoni or attachment or seizure of or levy upon any material property of Mr. Guazzoni; or (d) institution of any proceedings by or against Mr. Guazzoni under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or Mr. Guazzoni’s making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for Mr. Guazzoni or Mr. Guazzoni’s property.

Mr. Guazzoni’s repayment obligations are secured by an amount of Mr. Guazzoni’s Common Stock having a value approximately equal to the principal due under the Guazzoni Note pursuant to a pledge agreement dated as of the date of the Guazzoni Note.

The foregoing is a summary of certain material terms and conditions of the Amended and Restated Note, the Note Amendment, the New Rockport Note, and the Guazzoni Note, and not a complete discussion of any or each of these documents.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Note, the Note Amendment, the New Rockport Note, and the Guazzoni Note attached to this
Current Report on Form 8-K as Exhibit 10.1 through Exhibit 10.4, and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information reported under the headings “Amended and Restated Note,” “Note Amendment,” and “New Rockport Note” in Item 1.01 is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Subordinated Promissory Note dated May 20, 2011
10.2	First Amendment to 7.95% Convertible Subordinated Note dated May 20, 2011
10.3	Unsecured Subordinated Promissory Note dated May 20, 2011
10.4	Secured Promissory Note dated May 31, 2011

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: June 8, 2011	By:	/s/ Dennis Harkins
Dennis Harkins
Chief Financial Officer

Exhibit No.	Description
10.1	Amended and Restated Subordinated Promissory Note dated May 20, 2011
10.2	First Amendment to 7.95% Convertible Subordinated Note dated May 20, 2011
10.3	Unsecured Subordinated Promissory Note dated May 20, 2011
10.4	Secured Promissory Note dated May 31, 2011